Exhibit 15.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-229745) of our report dated April 24, 2026 relating to the consolidated financial statements of J and Friends Holdings Limited (formerly known as Pintec Technology Holdings Limited) (the “Company”) appearing in the Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Marcum Asia CPAs llp

Beijing, the People’s Republic of China

April 24, 2026